040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708

(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20180044286-55
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/30/2018 10:01 AM
	Entity Number E0050672018-3

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ELITE PERFORMANCE HOLDING CORP.
2. Registered	☒ Commercial Registered Agent: NEVADA BUSINESS SERVICES

Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: NEVADA BUSINESS SERVICES

Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	Nevada	Zip Code
		Nevada	

Nevada

	Mailing Address (if different from street address)	City	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 500000000	Par value per share: $ 0.00010	Number of shares *without par value:* 0

4. Names and Addresses of the Board of

1) JON MCKENZIE
Name

7687 CHARLESTON WAY | PORT ST. LUCIE | FL | 34986

Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	Street Address	City	State	Zip Code
	2) JOEY FIRESTONE Name			
	3301 NE 1ST AVE #M704 Street Address	MIAMI City	FL State	33137 Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

ANY LEGAL PURPOSE

6. Benefit Corporation:

(see instructions)

☐ Yes

selected)

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.			
	JON MCKENZIE Name	X JON MCKENZIE **Incorporator Signature**		
	7687 CHARLESTON WAY Address	PORT ST. LUCIE City	FL State	34986 Zip Code

8. Certificate of

I hereby accept appointment as Registered Agent for the above named Entity.

Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X NEVADA BUSINESS SERVICES — 1/30/2018 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date

This form must be accompanied by appropriate fees.

CONTINUATION OF ARTICLES OF INCOPORATION

CONTINUATION OF ARTICLES OF INCOPORATION

OF

ELITE PERFORMANCE HOLDING CORP.

ARTICLE THREE: Authorized Stock:

The aggregate number of shares which the Corporation shall have authority to issue is Five Hundred Million (500,000,000), consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $0.0001 per share.

The total number of shares of Common Stock that the Corporation shall have authority to issue is

Four Hundred Sixty-Five Million (465,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares.

The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional and other rights, and the qualification of the Preferred Stock shall

hereinafter be described by resolution of the Corporation's Board of Directors.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708

180304

Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of ELITE PERFORMANCE HOLDING CORP

Name of Represented Business Entity

Name of Represented Business Entity

I, NEVADA BUSINESS SERVICES am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) ☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 01/30/2018 I accepted the appointment as registered agent for the above named business entity.

Date

X Ellen Ramsey for NBS

Authorized Signature of R.A. or On Behalf of R.A. Company

01/30/2018

Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer

Date

SECRETARY OF STATE

THE GREAT … THE STATE OF

ALL FOR OUR COUNTRY

NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ELITE PERFORMANCE HOLDING CORP.**, did on January 30, 2018, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles

record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 30, 2018.

Barbara K. Cegavske

Certified By: Electronic Filing
Certificate Number: C20180130-1790
You may verify this certificate
online at **http://www.nvsos.gov/**

Secretary of State

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

ELITE PERFORMANCE HOLDING CORP.

E0050672018-3

NAME OF CORPORATION

FOR THE FILING PERIOD OF JAN 2018 TO JAN 2019

FOR THE FILING PERIOD OF JAN, 2018 TO JAN, 2019

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of	Document Number **20180044287-66**
Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **01/30/2018 10:01 AM**
	Entity Number **E0050672018-3**

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*

2. If there are additional officers, attach a list of them to this form.

3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State.

6. **<u>Ordering Copies:</u>** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification.

A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: [ ]

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes

001 - Governmental Entity

006 - NRS 680B.020 Insurance Co.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
JON MCKENZIE	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
7687 CHARLESTON WAY	PORT ST. LUCIE	FL	34986

NAME TITLE(S)

NAME	TITLE(S)		
JOEY FIRESTONE	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
3301 NE 1ST AVE #M704	MIAMI	FL	33137

NAME	TITLE(S)		
JOEY FIRESTONE	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
3301 NE 1ST AVE #M704	MIAMI	FL	33137

5961 NE 1ST AVE #M764	MIAMI	FL	33137
NAME JON MCKENZIE	TITLE(S) DIRECTOR		
ADDRESS 7687 CHARLESTON WAY	CITY PORT ST. LUCIE	STATE FL	ZIP CODE 34986

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X JON MCKENZIE	Title	Date
Signature of Officer or Other Authorized Signature	PRESIDENT	1/30/2018 10:01:31 AM

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS AND DIRECTORS OF:

ELITE PERFORMANCE HOLDING CORP.	ENTITY NUMBER E0050672018-3

NAME	TITLE(S)		
JOEY FIRESTONE	DIRECTOR		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
3301 NE 1ST AVE #M704	MIAMI	FL	33137

NAME	TITLE(S)

ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		

ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
ADDRESS	CITY	STATE	ZIP CODE

NAME	TITLE(S)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		

ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		

ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
ADDRESS	CITY	STATE	ZIP CODE

SECRETARY OF STATE

THE GREA STATE OF

ALL FOR OUR COUNTRY

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ELITE PERFORMANCE HOLDING CORP

ELITE PERFORMANCE HOLDING CORP.

Nevada Business Identification # NV20181074456

Expiration Date: January 31, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto

set my hand and affixed the Great Seal of State,
at my office on January 30, 2018

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases.
Failure to do so will result in late fees or penalties which by law cannot be waived.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recordings Division
202 N. Carson Street

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Matt Stout

Job:C20180130-1790

Matheau J. W. Stout, Esq.
400 E. Pratt Street 8th Floor
Baltimore, MD 21202

January 30, 2018

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20180044286-55	1/30/2018 10:01:30 AM	1	$275.00	$275.00
Initial List	20180044287-66	1/30/2018 10:01:33 AM	1	$150.00	$150.00
Business License 1/2018-1/2019	20180044287-66	1/30/2018 10:01:33 AM	1	$500.00	$500.00
Total					$925.00

Payments

Type	Description	

Type	Description	Amount
Credit	030053|5173352880256128603019	$925.00
Total		$925.00

Credit Balance: $0.00

Job Contents:

Corp Charter(s): 1

Corp Charter(s):	1
File Stamped Copy(s):	2
Business License(s):	1

Matt Stout
Matheau J. W. Stout, Esq.
400 E. Pratt Street 8th Floor
Baltimore, MD 21202